PRB TRANSPORTATION, INC

BY-LAWS

ARTICLE I

OFFICES

Section 1.  The registered office shall be in Reno, Nevada.

Section 2.  The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.   Annual and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.   Annual meetings of stockholders, commencing with the year 2005, shall be held in the month of May at a date, time, and place set by the board of directors at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.   Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other natural person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 5.   Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.   When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 8.  Every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.

Section 9.  At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 10.  Any action, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE III

DIRECTORS

Section 1.  The number of directors which shall constitute the whole board shall be five. The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2 of this article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2.  Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

Section 3.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 5.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.  Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 7.  Special meetings of the board of directors may be called by the president or secretary on the written request of two directors.  Written notice of special meetings of the board of directors shall be given to each director at least two days before the data of the meeting.

Section 8.  A majority of the board of directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 9.  Members of the board of directors or committees of the board of directors may participate in a meeting my means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence at such meeting.

COMMlTTEES OF DIRECTORS

Section 10.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 11.  The committees shall keep regular minutes of their proceedings and report the same to the board when required.

ARTICLE IV

NOTICES

Section 1.  Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by facsimile telecommunication or by e-mail where receipt is confirmed.

Section 2.  Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3.  Whenever any notice whatever is required to be given under the provisions of the statutes, of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. Any natural person may hold two or more offices.

Section 2.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, who shall be a member of the board of directors, a president, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.  The board of directors may appoint vice presidents, assistant secretaries, assistant treasurers, and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE CHAIRMAN

Section 6.  The chairman shall be a member of the board of directors and shall preside over all meetings of the stockholders and the board of directors.

THE PRESIDENT

Section 7.  The president shall be the chief executive officer of the corporation, shall, in the absence of the chairman, preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.  He shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENT

Section 9.  The vice president, if any, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors may from time to time prescribe.

THE SECRETARY

Section 10.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

Section 11.  The treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12.  The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board, or when the board of directors so requires, an account of all the transactions as treasurer and of the financial condition of the corporation.

Section 13.  If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under control of the treasurer belonging to the corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.  Every stockholder shall be entitled to have a certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned in the corporation. If the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

LOST CERTIFICATES

Section 2.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFER OF STOCK

Section 3.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 4.  The directors may prescribe a period not exceeding sixty days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty days or less than 10 days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

REGISTERED STOCKHOLDERS

Section 5.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such  share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

CHECKS

Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.  The fiscal year of the corporation shall be December 31.

SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Nevada."  It shall not be necessary to have the corporate seal affixed to any document to validate such document.

ARTICLE VIII

INDEMNIFICATION OF CORPORATE AGENTS;

PURCHASE OF LIABILITY INSURANCE

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The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

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The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorney fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  However, indemnification shall not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the corporation against expenses, including attorney fees, actually and reasonably incurred by him or her in connection with the defense.

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Any indemnification under subsection (a) or (b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances.  The determination shall be made:  (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII:  (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the By-Laws, or any agreement, vote of stockholders, or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action; and (ii) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

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The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.  The other financial arrangements made by the corporation may include any now or hereafter permitted by applicable law.

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In the event that the Nevada Private Corporation Law shall hereafter permit or authorize indemnification by the corporation of the directors, officers, employees, or agents of the corporation for any reason or purpose or in any manner not otherwise provided for in this Article VIII, then such directors, officers, employees, and agents shall be entitled to such indemnification by making written demand therefor upon the corporation, it being the intention of this Article VIII at all times to provide the most comprehensive indemnification coverage to the corporation's directors, officers, employees, and agents as may now or hereafter be permitted by the Nevada Private Corporation Law.

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The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees, and agents of the corporation and all persons now or hereafter serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise and their heirs, executors, and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this Article VIII.

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Vested Rights.  Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Articles of Incorporation or the By-Laws or of any statute inconsistent with this Article VIII, shall adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such amendment, repeal, or adoption of such inconsistent provision.

ARTICLE IX

AMENDMENTS

Section 1.  These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.